Execution Version
AMENDMENT NO. 1 TO
EXECUTIVE EMPLOYMENT CONTRACT
This Amendment to the Executive Employment Contract (“Agreement”) is made as of September 25, 2023 by and between Applied Digital Corporation (the “Employer”) and Wes Cummins (the “Employee”).
WITNESSETH:
WHEREAS, the Employer and the Employee entered into an Executive Employment Contract on November 1, 2021 (the “Agreement”);
WHEREAS, the Employer and Employee desire to revise certain terms of the Agreement as discussed more fully in this Amendment (“Amendment”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:
1.    All terms and conditions of the Agreement between the Employee and the Employer shall remain in full force and effect except as expressly modified herein, and there shall be no modification of such terms and conditions except as expressly made herein.
2.    Paragraph 8 of the Agreement is hereby amended effective April 4, 2023, to remove the reference to the amount of the base annual salary and to further provide that the Employer and Employee may from time to time during the Term of the Agreement, review and adjust (but not downward) the base salary based upon Employee's performance, without the need for a formal Amendment to this Agreement.
3.    Paragraph 9 of the Agreement is hereby amended effective April 4, 2023 to delete the phrase “of up to 100% of the base salary” therefrom.
4.    The Agreement is amended effective September 25, 2023 to add a new Paragraph 44 to read in its entirety as follows and to renumber the subsequent Paragraphs accordingly:
“Termination of Employment Following a Change in Control
44.    If Employee’s employment is terminated by the Employer without Cause or Employee resigns with Good Reason (as such term is defined in the Applied Digital Corporation 2022 Incentive Plan) during the 24-month period following a Change in Control (as such term is defined in the Applied Digital Corporation 2022 Incentive Plan), the Employee shall be entitled to a severance payment equal to two times (2x) the following amount: the Employee’s Base Salary plus the Employee’s target bonus, each for the year in which the termination of employment occurs.”

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Execution Version
5.    The Agreement is amended effective September 25, 2023 to add a new Paragraph 45 to read in its entirety as follows and to renumber the subsequent Paragraphs accordingly:
“45.    If, in connection with a Change of Control, Employee’s severance payment under this Agreement will cause Employee to be liable for federal excise tax under Section 4999 of the Internal Revenue Code (the “Code”) levied on certain "excess parachute payments" as defined in Code Section 280G ("Excise Tax"), then the payments made pursuant to this Agreement shall be reduced (or repaid to the Employer, if previously paid or provided) as provided below:
a.    If the payments due upon a Change of Control pursuant to this Agreement and any other agreement between Employee and the Company, exceed 2.99 times Employee's "base amount," as defined in Code Section 280G, a reduced payment amount shall be calculated by reducing the payments to the minimum extent necessary so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment. If it is determined that any Excise Tax is payable by Employee, Employee shall receive either (i) all payments otherwise due; or (ii) the reduced payment amount described in the preceding sentence, whichever will provide Employee with the greater after-tax economic benefit taking into account for these purposes any applicable excise tax.
b.    Whether payments are to be reduced pursuant to this subparagraph, and the extent to which they are to be so reduced, will be determined solely by the Employer in good faith and the Employer will notify Employee in writing of its determination.
c.    In no event shall Employee be entitled to receive any kind of gross-up payment or excise tax reimbursement from the Employer.”

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Execution Version
6.    The Agreement is amended effective September 25, 2023 to add a new Paragraph 50 to read in its entirety as follows and to renumber the subsequent Paragraphs accordingly:
“Arbitration
50.    The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, or any alleged breach of this Agreement, shall be governed by the Federal Arbitration Act (FAA) and submitted to and decided by binding arbitration in Dallas, Texas. Arbitration shall be conducted by JAMS arbitration services. Each Party shall pay its own costs of arbitration. Any arbitral award determination shall be final and binding on the Parties and may be entered as a judgment in a court of competent jurisdiction. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.”
IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of the date first written above.

APPLIED DIGITAL CORPORATION    WES CUMMINS

By: /s/    David Rench        /s/ Wes Cummins
    Name: David Rench
    Title: CFO

4882-8551-3854v.2